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                                                                    Exhibit 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-85522,333-74276,333-69664 and 333-31758)
and Form S-8 (File Nos. 333-21113,333-68757, 333-40396 and 333-82340) of ViaSat,
Inc. of our independent auditors' report dated March 26, 2004 on the audited financial statements of Immeon Networks, LLC as of and for the period from inception (January 8, 2001) through December 3 1,2001, which appears in this form 10-K/A.

Bennett Thrasher PC

/s/ Bennett Thrasher PC

Atlanta, Georgia
June 25,2004